FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 5, 2007

GLOBETEL COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3rd Ave, Suite 1500, Fort Lauderdale FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 954-332-3759

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 5, 2007, GlobeTel Communications Corp., received a "Wells Notice" from the Securities and Exchange Commission (the "SEC") in connection with the SEC’s ongoing investigation of the Company. The Wells Notice provides notification that the staff of the SEC intends to recommend to the Commission that it bring a civil action against the Company for possible violations of the securities laws including violations of Sections 5 and 17(a) of the Securities Act of 1933; Sections 10(b), 13(a), and 13(b)(2)(A) & (B) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-13 thereunder; and seeking as relief a permanent injunction, civil penalties, and disgorgement with prejudgment interest.  The staff is also considering recommending that the SEC authorize and institute proceedings to revoke the registration of Company’s securities pursuant to Section 12(j) of the Exchange Act.

Under the process established by the SEC, recipients have the opportunity to respond in writing to a Wells Notice before the SEC staff makes any formal recommendation to the Commission regarding what action, if any, should be brought by the SEC. The Company is determining if it will provide a written submission to the SEC in response to the Wells Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBETEL COMMUNICATIONS CORP.

Date: October 11, 2007	/s/ Jonathan Leinwand
Jonathan Leinwand, Chief Executive Officer